EXHIBIT 99


                    PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                       Contact:John W. Conlon
---------------------                               Chief Financial Officer
July 19, 2006                                       (740) 373-3155

                   PEOPLES BANCORP INC. REPORTS A 13% INCREASE
                      IN SECOND QUARTER EARNINGS PER SHARE
   ---------------------------------------------------------------------------

         MARIETTA, Ohio - Peoples Bancorp Inc. ("Peoples") (NASDAQ: PEBO) today reported diluted earnings per share of $0.52 for the second quarter of 2006 on net income of $5.5 million. This compares to diluted earnings per share of $0.46 and net income of $4.9 million a year ago, representing a 13% increase. For the second quarter of 2006, Peoples achieved a return on average equity of 11.88% and return on average assets of 1.18%, versus 11.08% and 1.08%, respectively, a year ago.
         Peoples' higher second quarter earnings were due to lower operating expenses combined with non-interest income growth. Second quarter 2005 results also reflect pension settlement charges of $578,000 ($421,000 after-tax or $0.04 per diluted share) because lump sum payments to participants during the quarter exceeded the allowable threshold under accounting principles generally accepted in the United States. Comparatively, no settlement charges were incurred in 2006's second quarter.
         "We are very pleased to report continued earnings growth in the second quarter, despite challenging operating conditions," commented Mark F. Bradley, President and CEO. "The flat yield curve makes it difficult to expand net interest margin and emphasizes the importance of diversified revenue sources and cost containment. In addition, loan and deposit growth were strong in the second quarter."
         For the six months ended June 30, 2006, Peoples' net income grew 20% to $11.5 million, compared to $9.6 million in the first half of 2005, while diluted earnings per share were $1.07 and $0.91, respectively, an 18% increase. As a result of the higher net income, return on average equity and return on average assets improved to 12.45% and 1.24%, respectively, from 10.97% and 1.07%, respectively, for the same period a year ago. Increased net interest income and non-interest revenue were key drivers of the year-to-date improvement.
         Non-interest income, excluding gains and losses on security and asset transactions, totaled $7.6 million for the second quarter of 2006, up 5% from 2005's second quarter, while on a year-to-date basis, non-interest income increased 9%, totaling $15.7 million versus $14.3 million a year ago. Higher insurance revenues and deposit account service charges accounted for most of the growth.
         Insurance and investment revenues totaled $2.5 million for the second quarter of 2006, versus $2.3 million for 2005's second quarter, due to increased sales of property and casualty insurance. For the six months ended June 30, 2006, insurance and investment revenues were up 19%, largely attributable to the higher annual performance commission income received in the first quarter of 2006. Deposit account service charges grew 5% in the second quarter of 2006 and 7% on a year-to-date basis from higher overdraft and non-sufficient funds fees.
         Non-interest expense totaled $12.6 million in the second quarter of 2006 compared to $13.4 million in the second quarter of 2005, due to lower salaries and benefit costs, occupancy and equipment expense and intangible amortization. Second quarter 2006 salaries and benefits were $6.4 million, down 11% from $7.2 million a year ago, with the non-recurrence of pension settlement charges in the second quarter of 2005 accounting for much of this decline. Lower depreciation expense from aged assets and decreased maintenance costs accounted for the drop in occupancy and equipment costs for the second quarter. Professional fees for the three months ended June 30, 2006, were up 21% from a year ago, primarily attributable to ongoing regulatory compliance costs. On a year-to-date basis, non-interest expense was down $0.6 million, or 2%, compared to a year ago, the result of declines in salaries and benefit costs, occupancy and equipment expense and intangible amortization.
         "We are pleased with our improved operating efficiency, although the extra pension costs last year were a significant contributor to lower expense," stated Bradley. "Good production in our fee-based businesses, including our insurance agency, has helped boost non-interest income levels."
         Net interest income totaled $13.3 million in the second quarter of 2006, up from $12.9 million in the second quarter of 2005, due to earning asset growth from strong loan originations exceeding the increase in interest-bearing liabilities. However, second quarter 2006 net interest income was negatively impacted by $4 million of commercial loans from a single lending relationship being placed on nonaccrual status, resulting in the reversal of accrued interest totaling $149,000 in the second quarter of 2006. In addition, the current slope of the yield curve and the repricing of maturing liabilities at higher rates and aggressive loan and deposit pricing continue to challenge net interest income and accounted for the 1% decline from the first quarter of 2006. These factors also caused Peoples' net interest margin to drop to 3.29% for the quarter ended June 30, 2006, from 3.40% for the first quarter of 2006 and 3.32% for the second quarter of 2005. Through six months of 2006, net interest income totaled $26.8 million and net interest margin was 3.34%, versus $25.6 million and 3.29% for the same period a year ago.
         "In light of the ongoing interest rate pressures, net interest income and margin trends were in line with our expectations for the second quarter," said Jack Conlon, Chief Financial Officer. "Changing the mix of earning assets by funding loan growth with investment portfolio cash flows while working to reduce the amount of wholesale funding remains a major part of our interest rate management strategy to improve net interest income and margin. However, we expect the current interest rate environment to limit the benefit from these changes in the near term."
         Portfolio loans grew $35.2 million, or 12% annualized, during the second quarter, to $1.11 billion at June 30, 2006. Much of this increase was the result of commercial loan originations, while consumer loan balances (primarily indirect loans), excluding overdrafts, grew $4.0 million, representing the fifth consecutive quarter of consumer loan growth. Since year-end 2005, total portfolio loans have increased $42.3 million, from $1.07 billion.
         "Strong loan growth occurred in the second quarter due to lending opportunities in our more dynamic markets and lower than expected payoffs," said Bradley. "In addition, our mortgage banking operations originated and sold several loans, causing our servicing portfolio to grow to over $154 million at June 30."
         At June 30, 2006, nonperforming loans totaled $10.4 million, or 0.93% of total loans, up from $6.0 million, or 0.56% at March 31, 2006 and $6.5 million, or 0.61% at year-end 2005, due primarily to the previously mentioned
$4 million of commercial loans being placed on nonaccrual status. As a result, nonperforming assets comprised 0.56%, 0.33% and 0.37% of total assets for the same periods, respectively. At June 30, 2006, the allowance for loan losses was $15.3 million, or 147.6% of nonperforming loans, versus 242.7% and 225.2% at March 31, 2006 and December 31, 2005, respectively. In the second quarter of 2006, the provision for loan losses was $573,000 compared to $268,000 last quarter and $40,000 in the second quarter of 2005, with provisions relating to overdrafts accounting for $250,000, $56,000 and $182,000, respectively. Recoveries of previously charged-off loans exceeded charge-offs in the second quarter of 2006, resulting in net recoveries of $86,000 compared to net charge-offs of $514,000 a year ago and $316,000 in the first quarter of 2006.
         "While nonperforming loans increased, much of the increase was related to a single impaired commercial relationship identified in the second quarter," added Bradley. "This credit deterioration has been appropriately considered in determining the adequacy of the allowance for loan losses, and management anticipates no loss on the loans. Aside from this relationship, Peoples' overall loan quality remained good in the second quarter, as reflected by recoveries exceeding charge-offs."
         At June 30, 2006, total deposits were $1.15 billion compared to $1.09 billion at year-end 2005, a 6% increase. Interest-bearing deposits grew $55.6 million to $982.1 million, due mostly to higher certificates of deposit balances resulting from certain promotional offerings and an increase in brokered deposits. Peoples also introduced a new money market product in mid-second quarter, which has attracted over $9 million of new deposit relationships. As a result of the deposit growth campaign initiated in late 2005 to attract core deposits, non-interest-bearing deposits were up $7.2 million at June 30, 2006, from $162.7 million at year-end 2005.
         "Overall, we are pleased with second quarter results," summarized Bradley. "Despite one credit relationship being placed on nonaccrual, we believe any significant issues are isolated and overall loan quality remains good. Also, operating efficiency improved, despite increased margin pressures. We look forward to building on second quarter success in the remainder of 2006."
         Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 49 locations and 35 ATMs in Ohio, West Virginia and Kentucky. Peoples' financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples' common shares are traded on the NASDAQ Global Select Market under the symbol "PEBO", and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
-----------------------------------
         Peoples will conduct a facilitated conference call to discuss second quarter of 2006 results of operations today at 11:00 a.m. eastern daylight time, with members of Peoples' executive management participating. Analysts, media and individual investors are invited to participate in the conference call by calling (877) 407-8033. A simultaneous Webcast of the conference call audio will be available online via the Investor Relations section of Peoples' website, www.peoplesbancorp.com. Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation or download and install the necessary software. A replay of the call will be available on Peoples' website in the "Investor Relations" section for one year.

Safe Harbor Statement:
---------------------
         This press release may contain certain forward-looking statements with respect to Peoples' financial condition, results of operations, plans, objectives, future performance and business. Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as "feel," "expect," "believe," "plan," "will," "would," "should," "could" and similar expressions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions which may increase significantly; (2) changes in the interest rate environment which may adversely impact interest margins; (3) prepayment speeds, loan originations and sale volumes, charge-offs and loan loss provisions may be less favorable than expected; (4) general economic conditions may be less favorable than expected;
(5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions may adversely affect Peoples' business; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues that could arise; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the Securities and Exchange Commission ("SEC"), including those risk factors included in the disclosure under the heading "ITEM 1A. RISK FACTORS" of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Peoples does not commit to any obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release, except as required by applicable law. Copies of documents filed with the SEC are available free of charge at the SEC's website at http://www.sec.gov and/or from Peoples' website.

PEOPLES BANCORP INC.  (NASDAQ:  PEBO)
Financial Highlights (Unaudited)
                                                        -----------------------------------------------------------------------
                                                                   Three Months Ended                    Six Months Ended
                                                         June 30,      March 31,      June 30,        June 30,      June 30,
(in $000's, except per share data)                         2006           2006          2005            2006          2005
                                                        -----------------------------------------    --------------------------
PER SHARE DATA Net income per share:
   Basic                                                $      0.52   $       0.56   $      0.47     $      1.09   $      0.92
   Diluted                                              $      0.52   $       0.56   $      0.46     $      1.07   $      0.91
Cash dividends declared per share                       $      0.21   $       0.20   $      0.19     $      0.41   $      0.38
Book value per share                                    $     17.60   $      17.51   $     17.19     $     17.60   $     17.19
Tangible book value per share (a)                       $     11.03   $      11.00   $     10.42     $     11.03   $     10.42
Closing stock price at end of period                    $     29.84   $      30.00   $     26.75     $     29.84   $     26.75
Dividend payout as a percentage of net income                40.44%         35.74%        40.82%          38.01%        41.58%
Actual shares outstanding (net of treasury shares)       10,600,413     10,543,483    10,411,879      10,600,413    10,411,879
Weighted average shares outstanding:
   Basic                                                 10,591,926     10,530,444    10,405,989      10,561,355    10,412,552
   Diluted                                               10,714,030     10,655,233    10,541,774      10,689,465    10,549,868
PERFORMANCE RATIOS (b)
Return on average equity                                     11.88%         13.02%        11.08%          12.45%        10.97%
Return on average assets                                      1.18%          1.30%         1.08%           1.24%         1.07%
Efficiency ratio (c)                                         56.25%         56.67%        62.22%          56.47%        60.92%
Net interest margin (fully-tax equivalent)                    3.29%          3.40%         3.32%           3.34%         3.29%
Net loan charge-offs (recoveries) as a percentage of
   average loans                                             (0.03%)         0.12%         0.20%           0.04%         0.20%
                                                        ------------  -------------  ------------    --------------------------


(a) Excludes the balance sheet impact of intangible assets acquired through acquisitions.
(b)  Ratios are presented on an annualized basis.
(c) Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).



                                              PEOPLES BANCORP INC. CONSOLIDATED STATEMENTS OF INCOME

                                                      -----------------------------   ----------------------------
                                                           Three Months Ended              Six Months Ended
                                                                June 30,                       June 30,
(in $000's)                                                 2006           2005            2006           2005
                                                      -----------------------------   ----------------------------
Interest income                                        $     27,006   $     23,397     $    52,754    $    46,040
Interest expense                                             13,701         10,481          25,946         20,412
                                                      -------------- --------------   -------------  -------------
     Net interest income                                     13,305         12,916          26,808         25,628
Provision for loan losses                                       573             40             841            981
                                                      -------------- --------------   -------------  -------------
Net interest income after provision for loan losses          12,732         12,876          25,967         24,647
Net gain on securities transactions                               4              3               4            236
Net gain on asset disposals                                      22            113              40            121
Non-interest income:
    Service charges on deposits                               2,604          2,472           5,065          4,746
    Insurance and investment commissions                      2,476          2,266           5,851          4,920
    Fiduciary revenues                                          918            915           1,695          1,672
    Electronic banking revenues                                 799            734           1,496          1,381
    Business owned life insurance                               399            437             805            891
    Mortgage banking income                                     243            264             413            381
    Other non-interest income                                   144            114             354            338
                                                      -------------- --------------   -------------  -------------
        Total non-interest income                             7,583          7,202          15,679         14,329
Non-interest expense:
    Salaries and benefits                                     6,432          7,236          13,344         13,922
    Net occupancy and equipment                               1,210          1,338           2,452          2,627
    Professional fees                                           663            550           1,275          1,215
    Amortization of intangible assets                           567            674           1,149          1,362
    Data processing and software                                476            463             944            924
    Franchise taxes                                             446            418             891            829
    Marketing                                                   413            408             888            789
    Bankcard costs                                              318            305             607            587
    Other non-interest expense                                2,032          2,048           4,073          3,932
                                                      -------------- --------------   -------------  -------------
        Total non-interest expense                           12,557         13,440          25,623         26,187
                                                      -------------- --------------   -------------  -------------
Income before income taxes                                    7,784          6,754          16,067         13,146
Income tax expense                                            2,248          1,876           4,600          3,576
                                                      -------------- --------------   -------------  -------------
        Net income                                     $      5,536   $      4,878     $    11,467    $     9,570
                                                      -------------- --------------   -------------  -------------




                                          PEOPLES BANCORP INC. SELECTED FINANCIAL INFORMATION

                                                ------------------------------------------------------------------------
                                                           Three Months Ended                     Six Months Ended
                                                  June 30,      March 31,      June 30,       June 30,       June 30,
(in $000's)                                         2006          2006           2005           2006           2005
                                                ------------------------------------------   ---------------------------
PROVISION FOR LOAN LOSSES
Provision for Overdraft Privilege losses        $        250   $        56   $        181    $       306   $        212
Provision for (recovery of) other loan losses   $        323   $       212   $       (141)   $       535   $        769
                                                -------------  ------------  -------------   ------------  -------------
     Total provision for loan losses            $        573   $       268   $         40    $       841   $        981

NET CHARGE-OFFS
Gross charge-offs                               $        521   $       653   $      1,104    $     1,174   $      2,172
Recoveries                                               607           337            590            944          1,159
                                                -------------  ------------  -------------   ------------  -------------
     Net (recoveries) charge-offs               $        (86)  $       316   $        514    $       230   $      1,013

Overdrafts                                      $        173   $       104   $        156    $       277   $        244
Consumer                                                  42           (13)            45             28            106
Real estate                                             (202)           90            126           (111)           441
Commercial                                               (98)          137            201             39            244
Credit card                                               (1)           (2)           (14)            (3)           (22)
                                                -------------  ------------  -------------   ------------  -------------
     Total net (recoveries) charge-offs         $        (86)  $       316   $        514    $       230   $      1,013
                                                -------------  ------------  -------------   ------------  -------------


                                           PEOPLES BANCORP INC. CONSOLIDATED BALANCE SHEETS

                                                                                ------------------     ------------------
(in $000's)                                                                         June 30,             December 31,
                                                                                      2006                   2005
                                                                                ------------------     ------------------
ASSETS Cash and cash equivalents:
   Cash and due from banks                                                      $          36,136      $          35,564
   Interest-bearing deposits in other banks                                                   994                  1,084
   Federal funds sold                                                                         450                  3,000
                                                                                ------------------     ------------------
       Total cash and cash equivalents                                                     37,580                 39,648
Available-for-sale investment securities, at estimated fair value
    (amortized cost of $579,215 at June 30, 2006 and $591,022
   at December 31, 2005)                                                                  568,806                589,313
Loans, net of unearned interest                                                         1,114,213              1,071,876
Allowance for loan losses                                                                 (15,331)               (14,720)
                                                                                ------------------     ------------------
   Net loans                                                                            1,098,882              1,057,156
Loans held for sale                                                                           533                  1,103
Bank premises and equipment, net of accumulated depreciation                               23,171                 23,486
Business owned life insurance                                                              47,799                 46,993
Goodwill                                                                                   61,258                 59,767
Other intangible assets                                                                     8,365                  9,513
Other assets                                                                               32,669                 28,298
                                                                                ------------------     ------------------
          TOTAL ASSETS                                                          $       1,879,063      $       1,855,277
                                                                                ------------------     ------------------

LIABILITIES
Non-interest-bearing deposits                                                   $         169,903      $         162,729
Interest-bearing deposits                                                                 982,128                926,557
                                                                                ------------------     ------------------
     Total deposits                                                                     1,152,031              1,089,286
Federal funds purchased, securities sold under repurchase agreements,
   and other short-term borrowings                                                        228,568                173,696
Long-term borrowings                                                                      262,971                362,466
Junior subordinated notes held by subsidiary trusts                                        29,369                 29,350
Accrued expenses and other liabilities                                                     19,568                 17,402
                                                                                ------------------     ------------------
          TOTAL LIABILITIES                                                             1,692,507              1,672,200

STOCKHOLDERS' EQUITY
Common stock, no par value (24,000,000 shares authorized, 10,879,023 shares issued at June 30, 2006, and
   10,869,655 shares issued at December 31, 2005)                                         162,420                162,231
Retained earnings                                                                          37,848                 30,740
Accumulated comprehensive loss, net of deferred income taxes                              (6,770)                (1,116)
Treasury stock, at cost (278,610 shares at June 30, 2006,
   and 350,675 shares at December 31, 2005)                                               (6,942)                (8,778)
                                                                                ------------------     ------------------
          TOTAL STOCKHOLDERS' EQUITY                                                      186,556                183,077
                                                                                ------------------     ------------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $       1,879,063      $       1,855,277
                                                                                ------------------     ------------------






                                            PEOPLES BANCORP SELECTED FINANCIAL INFORMATION

                                                         ----------------  ----------------  ----------------  ----------------
(in $000's, end of period)                                  June 30,          March 31,       December 31,        June 30,
                                                              2006              2006              2005              2005
                                                         ----------------  ----------------  ----------------  ----------------
LOAN PORTFOLIO
Commercial, mortgage                                     $       484,486    $      466,707   $       504,923   $       474,344
Commercial, other                                                187,296           182,801           136,331           133,537
Real estate, construction                                         66,627            52,698            50,745            35,950
Real estate, mortgage                                            305,199           310,048           316,081           330,881
Consumer                                                          70,605            66,773            63,796            59,365
                                                         ----------------  ----------------  ----------------  ----------------
     Total loans                                         $     1,114,213    $    1,079,027   $     1,071,876   $     1,034,077

DEPOSIT BALANCES
Interest-bearing deposits:
   Retail certificates of deposit                        $       499,448    $      493,235   $       465,148   $       451,522
   Interest-bearing transaction accounts                         177,905           183,411           178,030           184,308
   Money market deposit accounts                                 123,513           106,367           110,372           115,666
   Savings accounts                                              123,293           129,556           131,221           145,806
   Brokered certificates of deposits                              57,969            60,255            41,786            44,850
                                                         ----------------  ----------------  ----------------  ----------------
        Total interest-bearing deposits                          982,128           972,824           926,557           942,152
Non-interest-bearing deposits                                    169,903           166,782           162,729           153,270
                                                         ----------------  ----------------  ----------------  ----------------
Total deposits                                           $     1,152,031    $    1,139,606   $     1,089,286   $     1,095,422

ASSET QUALITY
Nonperforming assets:
   Loans 90 days or more past due                        $           842    $            -   $           251   $           475
   Nonaccrual loans                                                9,548             6,045             6,284             7,173
                                                         ----------------  ----------------  ----------------  ----------------
        Total nonperforming loans                                 10,390             6,045             6,535             7,648
   Other real estate owned                                           130                38               308               353
                                                         ----------------  ----------------  ----------------  ----------------
        Total nonperforming assets                       $        10,520    $        6,083   $         6,843   $         8,001
Allowance for loan losses as a percent of
    nonperforming loans                                           147.6%            242.7%            225.2%            192.6%
Nonperforming loans as a percent of total loans                    0.93%             0.56%             0.61%             0.74%
Nonperforming assets as a percent of total assets                  0.56%             0.33%             0.37%             0.44%
Nonperforming assets as a percent of total loans and
    other real estate owned                                        0.94%             0.56%             0.64%             0.77%
Allowance for loan losses as a percent of total loans              1.38%             1.36%             1.37%             1.42%

REGULATORY CAPITAL (a)
Tier 1 risk-based capital                                         11.95%            11.97%            11.60%            11.21%
Total risk-based capital ratio (Tier 1 and Tier 2)                13.26%            13.26%            12.91%            12.57%
Leverage ratio                                                     8.46%             8.40%             8.10%             7.78%
Tier 1 capital                                           $       153,806    $      150,032   $       144,994   $       135,081
Total capital (Tier 1 and Tier 2)                        $       170,650    $      166,200   $       161,226   $       151,480
Total risk-weighted assets                               $     1,286,754    $    1,253,328   $     1,249,378   $     1,205,305
                                                         ----------------  ----------------  ----------------  ----------------

(a) June 30, 2006, data based on preliminary analysis and is subject to revision.




                                             PEOPLES BANCORP INC. SUPPLEMENTAL INFORMATION

                                                         ----------------  ----------------  ----------------  ----------------
(in $000's, except per share data)                          June 30,          March 31,       December 31,        June 30,
                                                              2006              2006              2005              2005
                                                         ----------------  ----------------  ----------------  ----------------
Trust assets under management                            $       711,135    $      684,659   $       658,708   $       631,214
Mortgage loans serviced for others                       $       154,447    $      147,389   $       144,339   $       132,026
Employees (full-time equivalent)                                     537               525               531               543
Announced treasury share plans: (a)
    Total shares authorized for plan                             425,000           425,000           525,000           525,000
    Shares purchased                                              14,000                 -                 -                 -
    Average price                                        $         28.00    $            -   $             -   $             -
                                                         ----------------  ----------------  ----------------  ----------------

(a) 2006 data reflects 2006 Stock Repurchase Program of 425,000 shares. 2005 data reflects 2005 Stock Repurchase Program of 525,000 shares. The amount of shares purchased for treasury and average price paid are presented for the three-month period ended on the date indicated.



                            PEOPLES BANCORP INC. CONSOLIDATED AVERAGE BALANCE SHEET AND NET INTEREST INCOME

                                      ----------------------------------------------------------------------------------------------
                                                                              Three Months Ended
                                      ----------------------------------------------------------------------------------------------
                                               June 30, 2006                    March 31, 2006                    June 30, 2005
                                      --------------------------------  ------------------------------  ----------------------------

(in $000's)                             Balance   Income/ExpeYield/       Balance   Income/ExpYield/      Balance  Income/ExpeYield/
                                                               Cost                             Cost                            Cost
                                      ----------------------------------------------------------------------------------------------
Short-term investments                $     3,747  $     38  4.06 %    $     3,972 $      40  4.05 %   $     3,051  $     18  2.49 %
Investment securities (a)                 581,924     7,381  5.07          587,564     7,141  4.86         597,625     7,074  4.73
Gross loans (a)                         1,104,839    20,013  7.26        1,072,563    18,997  7.16       1,024,795    16,706  6.52
Allowance for loan losses                 (15,008)                         (14,834)                        (15,447)
                                      -------------------------------  ------------------------------- -----------------------------
Total earning assets                    1,675,502    27,431  6.56 %      1,649,265    26,178  6.40 %     1,610,024    23,798  5.92 %
Intangible assets                          68,557                           68,980                          70,069
Other assets                              132,094                          129,345                         130,677
                                      ------------                     ------------                    ------------
  Total assets                          1,876,153                        1,847,590                       1,810,770
Interest-bearing deposits:
  Savings                                 125,597       203  0.65 %        127,596       198  0.63 %       148,284       265  0.72 %
  Interest-bearing demand deposits        290,323     1,755  2.42          289,206     1,596  2.24         302,401     1,365  1.81
  Time deposits                           556,319     5,476  3.95          538,934     4,848  3.65         495,884     3,959  3.20
                                      -------------------------------  ------------------------------- -----------------------------
    Total interest-bearing deposits       972,239     7,434  3.07          955,736     6,642  2.82         946,569     5,589  2.37
Short-term borrowings                     227,983     2,756  4.84          165,332     1,767  4.33         101,387       726  2.87
Long-term borrowings                      305,717     3,510  4.59          361,385     3,836  4.25         411,557     4,166  4.05
                                      -------------------------------  ------------------------------- -----------------------------
  Total borrowed funds                    533,700     6,266  4.66          526,717     5,603  4.28         512,944     4,892  3.80
                                      -------------------------------  ------------------------------- -----------------------------
    Total interest-bearing              1,505,939    13,700  3.64 %      1,482,453    12,245  3.34 %     1,459,513    10,481  2.87 %
    liabilities
Non-interest-bearing deposits             167,918                          164,722                         158,774
Other liabilities                          15,406                           15,715                          15,900
                                      ------------                     ------------                    ------------
  Total liabilities                     1,689,263                        1,662,890                       1,634,187
Stockholders' equity                      186,890                          184,700                         176,583
                                      ------------                     ------------                    ------------
  Total liabilities and equity        $ 1,876,153                      $ 1,847,590                     $ 1,810,770

Net interest income/spread (a)                     $ 13,731  2.92 %                $  13,933  3.06 %                $ 13,317  3.05 %
Net interest margin (a)                                      3.29 %                           3.40 %                          3.32 %
                                      ----------------------------------------------------------------------------------------------

(a) Information presented on a fully tax-equivalent basis.



                                            -----------------------------------------------------------------
                                                                    Six Months Ended
                                            -----------------------------------------------------------------
                                                     June 30, 2006                    June 30, 2005
                                            --------------------------------  -------------------------------
(in $000's)                                   Balance   Income/ExpeYield/       Balance    Income/ExYield/
                                                                     Cost                             Cost
                                            -----------------------------------------------------------------
Short-term investments                      $     3,859  $      78  4.06 %    $      2,809 $     30   2.17 %
Investment securities (a)                       584,728     14,521  4.97           598,541   13,773   4.60
Gross loans (a)                               1,088,791     39,010  7.21         1,024,313   33,033   6.45
Allowance for loan losses                       (14,922)                           (15,150)
                                            --------------------------------  -------------------------------
Total earning assets                          1,662,456     53,609  6.48 %       1,610,513   46,836   5.84 %
Intangible assets                                68,767                             70,340
Other assets                                    130,727                            129,188
                                            ------------                      -------------
  Total assets                                1,861,950                          1,810,041
Interest-bearing deposits:
  Savings                                       126,591        401  0.64 %         151,297      556   0.74 %
  Interest-bearing demand deposits              289,768      3,352  2.33           290,924    2,372   1.64
  Time deposits                                 547,675     10,324  3.80           495,938    7,766   3.16
                                            --------------------------------  -------------------------------
    Total interest-bearing deposits             964,034     14,077  2.94           938,159   10,694   2.30
Short-term borrowings                           196,830      4,523  4.63            96,692    1,272   2.65
Long-term borrowings                            333,397      7,346  4.44           425,463    8,446   4.00
                                            --------------------------------  -------------------------------
  Total borrowed funds                          530,227     11,869  4.47           522,155    9,718   3.73
                                            --------------------------------  -------------------------------
    Total interest-bearing liabilities        1,494,261     25,946  3.49 %       1,460,314   20,412   2.81 %
Non-interest-bearing deposits                   166,329                            157,187
Other liabilities                                15,559                             16,543
                                            ------------                      -------------
  Total liabilities                           1,676,149                          1,634,044
Stockholders' equity                            185,801                            175,997
                                            ------------                      -------------
  Total liabilities and equity              $ 1,861,950                       $  1,810,041

Net interest income/spread (a)                           $  27,663  2.99 %                 $ 26,424   3.03 %
Net interest margin (a)                                             3.34 %                            3.29 %
                                            -----------------------------------------------------------------

(a) Information presented on a fully tax-equivalent basis.


                                                            END OF RELEASE